UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2021

Dermata Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40739	86-3218736
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3525 Del Mar Heights Rd., #322

San Diego, CA 92130

(Address of principal executive offices, including zip code)

(858) 800-2543

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.0001 per share	DRMA	The Nasdaq Capital Market
Warrants, exercisable for one share of Common Stock	DRMAW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Kyri Van Hoose

On September 1, 2021, the board of directors (the “Board”) of Dermata Therapeutics, Inc. (the “Company”) appointed Kyri Van Hoose as Senior Vice President, Chief Financial Officer, effective immediately.

Prior to joining the Company, from September 2020 to April 2021 Ms. Van Hoose served as Chief Financial Officer of TEGA Therapeutics, Inc., a private biotechnology company. From November 2019 to April 2020, Ms. Van Hoose served as the head of finance for Curzion Pharmaceuticals, Inc., a private, rare disease company, until its acquisition by Horizon Therapeutics plc, and from December 2017 to July 2019, she served as head of finance at Avelas Biosciences, Inc., a clinical-stage biotechnology company. From September 2005 to February 2016, Ms. Van Hoose held leadership positions of increasing responsibilities at Acadia Pharmaceuticals, Inc., (NASDAQ: ACAD) including Senior Director of Finance and Corporate Controller. Ms. Van Hoose began her career at Deloitte in 1999 and is a licensed Certified Public Accountant (California active since 2003). Ms. Van Hoose earned her B.S. in Accounting at the University of Southern California in May 2000 and earned her M.B.A. in Finance at the University of California, Irvine in June 2005.

On September 1, 2021, pursuant to the Company’s 2021 Omnibus Equity Incentive Plan, the Company granted to Ms. Van Hoose stock options to acquire up to an aggregate of 75,000 of the Company’s common stock at an exercise price of $5.39 per share. The options have a term of ten years from date of grant and will vest in forty-eight equal monthly installments commencing on October 1, 2021.

There is no family relationship between Ms. Van Hoose and any director or executive officer of the Company. There are no transactions between Ms. Van Hoose and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

In connection with her appointment, the Company will enter into an employment agreement with Ms. Van Hoose. Upon the execution of such employment agreement, a copy of the employment agreement will be filed as an exhibit in an amendment to this Current Report on Form 8-K or in a subsequent report to be filed under the Securities Exchange Act of 1934.

Resignation of Thomas Insley

On September 1, 2021, Thomas Insley resigned as Chief Financial Officer of the Company.

Mr. Insley will continue as a consultant to the Company, and on September 1, 2021 entered into a consulting agreement (the “Consulting Agreement”) with the Company. Under the terms of the Consulting Agreement, Mr. Insley will provide consulting services to the Company on an as needed basis.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On September 1, 2021, the Company issued a press release relating to the information set forth above, a copy of which is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Consulting Agreement, dated September 1, 2021, between the Company and Thomas Insley

99.1	Press release of Dermata Therapeutics, Inc. issued September 1, 2021.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DERMATA THERAPEUTICS, INC.

Dated: September 1, 2021	By:	/s/ Gerald T. Proehl
Gerald T. Proehl
Chief Executive Officer

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